UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
(Name of Registrant As Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies: Units of Series C Limited Partnership Interest

(2)	Aggregate number of securities to which transaction applies: 199,041.20

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $6,600,000

(4)	Proposed maximum aggregate value of transaction: $6,600,000

(5)	Total fee paid: $368.28
☐	Fee previously paid by written preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: $314.40

(2)	Form, Schedule or Registration Statement No.: Schedule 14C Information Statement

(3)	Filing Party: Consolidated Capital Institutional Properties, LP

(4)	Date Filed: November 25, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, New Jersey 07071
May 4, 2009
Dear Series C Limited Partner:
          Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Partnership”) in which you have invested as a holder of Series C limited partnership units, entered into an agreement with CD Group, LLC, a Florida limited liability company (the “Purchaser”), an unaffiliated third party, to sell the Partnership’s apartment complex known as The Dunes Apartment Homes and located in Indian Harbor, Florida (the “Property”) to the Purchaser (the “Sale”). The gross sale price for the Property is $6,600,000. The terms of the Sale are more fully described in the attached Information Statement.
          The Partnership’s general partner, ConCap Equities, Inc. (the “General Partner”), and its affiliates will consent to the sale of the Property for the following reasons:
•	The Sale terms were negotiated at arms length with the Purchaser, who is an independent third party;

•	The General Partner believes that market conditions are currently favorable for sellers of properties of the type and character of the Property. These market conditions are of uncertain duration and could be adversely affected by, among other things, continued or additional weakness in the economy, interest rate increases, and other factors; and

•	Based on the location, age and other characteristics of the Property, the General Partner does not anticipate material improvement in the Partnership’s financial condition with respect to the Series C limited partnership units in the foreseeable future.
WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
          Series C Partner approval of the Sale on the terms described in the attached Information Statement is assured. If you have any questions or require any assistance, please contact our Information Agent, The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050, or by telephone at (800) 217-9608.
CONCAP EQUITIES, INC.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, New Jersey 07071
May 4, 2009
INFORMATION STATEMENT
WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Series C Limited Partner:
          Consolidated Capital Institutional Properties, LP (the “Partnership”), in which you have invested as a holder of Series C limited partnership units, entered into an agreement (the “Purchase Agreement”) with CD Group, LLC, a Florida limited liability company (the “Purchaser”), an unaffiliated third party, to sell the Partnership’s apartment complex (the “Sale”) known as The Dunes Apartment Homes and located in Indian Harbor, Florida (the “Property”) to the Purchaser. The gross sale price for the Property (the “Purchase Price”) is $6,600,000. ConCap Equities, Inc., the general partner of the Partnership (the “General Partner”), is sending this Information Statement to the holders of the Partnership’s Series C limited partnership units (the “Series C Limited Partners” and together with the General Partner, the “Series C Partners”) to notify Series C Limited Partners of the background and terms of the Sale.
          This Information Statement is first being mailed to Series C Limited Partners of record as of April 29, 2009 (the “Record Date”) on or about May 4, 2009.
          Pursuant to the Partnership Agreement, the prior consent of Series C Limited Partners owning a majority of the total outstanding Series C limited partnership units (“Units”) is required to approve the Sale. There were 199,041.20 Units outstanding as of the Record Date. Affiliates of the General Partner, which own approximately 76.69% of the outstanding Units, or 152,648.05 Units, will consent to the Sale on the terms described in this Information Statement. The consent of the limited partners to the Sale will have an effective date of May 24, 2009, which is twenty days after the mailing of this Information Statement. Accordingly, Series C Partner approval of the Sale on the terms described in this Information Statement is assured.
          As more fully described in this Information Statement, the General Partner and its affiliates will consent to the Sale for the following reasons:
•	The Sale terms were negotiated at arms length with the Purchaser, who is an independent third party;

•	The General Partner believes that market conditions are currently favorable for sellers of properties of the type and character of the Property. These market conditions are of uncertain duration and could be adversely affected by, among other things, continued or additional weakness in the economy, interest rate increases, and other factors; and

•	Based on the location, age and other characteristics of the Property, the General Partner does not anticipate material improvement in the Partnership’s financial condition with respect to the Units in the foreseeable future.
          If the Property is not sold, the Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, that the Partnership will make any future distributions to Series C Limited Partners, that if the Partnership does make any future distributions Series C Limited Partners will receive distributions equal to their tax liabilities with respect to the income allocated to them, that the Property can be operated without substantial improvements, or that a sale of the Property on comparable or more favorable terms will be possible in the future.
          THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY TERM SHEET
            This summary highlights material information regarding the Sale but does not describe all of its details. We urge you to read this entire Information Statement, which describes the Sale in detail. We have also included in this summary references to the section of this Information Statement in which you may find a more complete discussion.
•	The Sale. On April 21, 2009, (the “Effective Date”), the Partnership entered into the Purchase Agreement with the Purchaser for the Sale. The Purchase Price for the Sale is $6,600,000. See “THE SALE.”

•	What You Will Receive in the Sale. We currently estimate that the Partnership will distribute approximately $1,834,250, or $9.22 per Unit, of Sale proceeds to Series C Limited Partners. We added the portion of the Partnership’s cash held with respect to the Units, cash equivalents and other assets held with respect to the Units to the Purchase Price and then deducted our estimate of the outstanding mortgage debt (including accrued interest), prepayment penalty, closing costs, accounts payable relating to the Units, accrued expenses and other related Partnership liabilities relating to the Units, and the amount of reserves that we expect to establish to cover contingencies that may occur related to the Property, estimated to be $132,000, to determine our estimate of Sale proceeds distributable to Series C Limited Partners. This estimate is based on information currently available to the General Partner. Actual results may vary from this estimate. See “ESTIMATED DISTRIBUTION OF SALE PROCEEDS” and “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

•	Approval of the Sale. Pursuant to the Partnership Agreement, the prior consent of Series C Limited Partners owning a majority of the total outstanding Units is required to approve the Sale. The General Partner and its affiliates, which own 76.69% of the total outstanding Units, will consent to the Sale on the terms described in this Information Statement. Accordingly, approval of the Sale is assured. The consent of the Series C Limited Partners to the Sale will have an effective date of May 24, 2009, which is twenty days after the mailing of this information statement. We are providing Series C Limited Partners with this Information Statement to inform Series C Limited Partners of the background and terms of the Sale. See “NO CONSENTS REQUIRED.”

•	Reasons for the Sale. The General Partner is consummating the Sale because:
o	The Sale terms were negotiated at arms length with the Purchaser, who is an independent third party;

o	The General Partner believes that market conditions are currently favorable for sellers of properties of the type and character of the Property. These market conditions are of uncertain duration and could be adversely affected by, among other things, continued or additional weakness in the economy, interest rate increases, and other factors; and

o	Based on the location, age and other characteristics of the Property, the General Partner does not anticipate material improvement in the Partnership’s financial condition with respect to the Units in the foreseeable future. See “REASONS FOR THE SALE”
•	Disadvantages of the Sale. The Sale has the following disadvantages:
o	Property value could appreciate due to, among other factors, an improved economy, interest rate decreases, and the granting of tax benefits to holders of real estate. Following the Sale, the holders of Units will not benefit from increases, if any, in the Property value.

o	After the Sale, Series C Limited Partners will no longer receive any distributions of

Property operating cash flow or any refinancing proceeds.
•	Appraisal Rights. Series C Limited Partners are not entitled to dissenters’ appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Series C Limited Partnership Units in connection with a sale of the Property. See “NO CONSENTS SOLICITED — No Appraisal Rights.”

•	Tax Consequences of the Sale and Distribution of Sale Proceeds. If the Property is sold, the Partnership will recognize a loss as a result with respect to the Series C Limited Partnership Units. The amount of loss recognized by the Partnership with respect to the Series C Limited Partnership Units on the Sale will be equal to the excess of: (i) the Partnership’s adjusted basis in the Property with respect to the Series C Limited Partnership Units, over (ii) the sum of the cash and other property received in exchange for the Property, plus the amount of liabilities assumed by the Purchaser (or to which the Property is subject when acquired by the Purchaser). This loss will be allocated to the Series C Partners, including Series C Limited Partners, in accordance with the Partnership Agreement. Depending on your basis in your Series C Limited Partnership Units and other aspects of your particular tax position, you may recognize gain or loss on the distribution to you of Sale proceeds (including the deemed distribution to you of the amount of Partnership debt previously allocated to you). Depending on your basis in your Series C Limited Partnership Units and other aspects of your particular tax position, your taxable gain, if any, and any tax liability resulting from the Sale and distribution of Sale proceeds could exceed the amount of cash you receive. The Partnership will also recognize some income in connection with the Sale. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

•	Additional Information. For additional information about the Partnership, see “THE PARTNERSHIP.” Please contact our Information Agent, The Altman Group, Inc., at (800) 217-9608 (toll-free), with any questions or comments you may have about the Sale.
FORWARD-LOOKING STATEMENTS
            This Information Statement and the documents incorporated by reference contain certain forward-looking statements regarding the Partnership’s operations and business. Statements in this document that are not historical facts are “forward-looking statements.” Such forward-looking statements include those relating to: the Partnership’s future business prospects and projected revenues, working capital, liquidity, capital needs, interest costs and income, timing of the Sale, Sale proceeds to be distributed to Series C Limited Partners, and the Sale’s tax consequences.
            The words “estimate,” “project,” “intend,” “think,” “opine,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. Wherever they occur in this Information Statement or in other statements attributable to the Partnership, forward-looking statements are necessarily estimates reflecting best judgments. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement and other factors set forth from time to time in the Partnership’s reports and other information provided or made available to Series C Limited Partners. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. The Partnership and the General Partner disclaim any intent or obligation to update forward-looking statements, except as required by law.
RISK FACTORS
            The Sale has certain risks and disadvantages. You should carefully consider the following risks:
            Series C Limited Partners Will Be Allocated a Loss Upon the Sale, but May Recognize Either a Gain or a Loss on Distribution of Sale Proceeds. If the Property is sold, the Partnership will recognize a loss with respect to the Series C Limited Partnership Units for tax purposes as a result of the Sale equal to the excess of (i) the Partnership’s adjusted basis in the Property with respect to the Series C Limited Partnership Units over (ii) the sum of the cash and other property received in exchange for the Property, plus the amount of liabilities assumed by the Purchaser (or to which the Property is subject when acquired by the Purchaser). This tax loss will be allocated to the Series C Partners in accordance with the Partnership Agreement. If the Sale closes, we currently estimate Series C Limited Partners will be allocated net tax loss of approximately $6.00 per Series C Limited Partnership Unit as a result of the Sale, resulting from a “1231 loss” of approximately $7.00 and ordinary income of approximately $1.00. This estimate is based on information currently available to the General Partner. Actual results may vary from this estimate. Depending on your basis in your Series C Limited Partnership Units and other aspects of your particular tax position, you may recognize income or loss on the distribution to you of Sale proceeds (including the deemed distribution to you of the amount of Partnership debt previously allocated to you). Depending on your basis in your Series C Limited Partnership Units and other aspects of your particular tax position, as a result of the Sale and distribution of Sale proceeds (including the deemed distribution to you of the amount of Partnership debt previously allocated to you): (i) you may have taxable gain, and the tax liability resulting from that gain could exceed the amount of cash you receive; (ii) your may have tax loss, which may be deductible. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”
            If the Currently Proposed Sale of the Property is Not Consummated, an Alternative Sale May Be Effected at a Lower Price. If the Sale is not consummated for any reason, the General Partner may effect an alternative sale, which may result in lower cash proceeds to the Partnership with respect to its Series C interests, and lower or no distributions to the Series C Limited Partners.
            Conflicts of Interest of General Partner. The General Partner has conflicts of interest with respect to the Sale as more fully described below.
     The General Partner and Its Affiliates Will Receive Funds in Repayment of Indebtedness. A portion of the Sale proceeds, after payment of certain transaction costs, will be used to repay Partnership indebtedness owed to the General Partner and its affiliates relating to the Units, including advances from the General Partner, unpaid fees and reimbursements and accrued interest thereon, currently estimated to be $1,223,357 as of February 28, 2009.
     The Sale May Mitigate the General Partner’s Liability for Partnership Liabilities Relating to the Series C Interests. The General Partner generally is liable for all Partnership recourse debts and other liabilities. A sale of the Property reduces the General Partner’s liability for Partnership debt and liabilities relating to the Series C interests that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership may incur in the future with respect to the Property or the Series C interests.
REASONS FOR THE SALE
            The General Partner has determined that the Sale is in the best interest of the Partnership, including the Series C Limited Partners. It came to this conclusion based on many factors, including the following:
            The Sale was Negotiated at Arms Length. The Sale terms were negotiated at arms length with the Purchaser, which is an independent third party.
            The Property May Need Substantial Capital Expenditures in the Future. Given the Property’s age, the Property will probably require substantial capital expenditures in the future for which existing reserves will not be adequate and which the General Partner does not anticipate the Partnership will be able to finance due to its financial condition relating to the Series C interests.
            No Distributions to Series C Limited Partners. Since 2004, the Partnership has not paid any operating cash distributions to its Series C Partners and, prior to the creation of the Series C interests, to its partners.

            Favorable Market Conditions. The General Partner believes that market conditions are currently favorable for sellers of properties of the type and character of the Property. These market conditions are of uncertain duration and could be adversely affected by, among other things, continued or additional weakness in the economy, interest rate increases, and other factors.
            The Partnership’s Financial Condition as it Relates to the Series C Interests Is Not Likely to Improve. Based on the location, age and other characteristics of the Property, the General Partner does not anticipate material improvement in the Partnership’s financial condition as it relates to the Series C interests in the foreseeable future.
MARKETING
            In May 2008, the General Partner engaged CB Richard Ellis (“CBRE”), a national real estate brokerage firm unaffiliated with the General Partner but with whom the General Partner and its affiliates transact business from time to time, to begin marketing the Property. CBRE commenced marketing the Property nationally to organizations known to be interested in the acquisition of multifamily housing projects similar to the Property on a national, regional, or local level. Between September 10, 2008 and October 2, 2008, CBRE received letters of intent from potential purchasers. Neither the General Partner nor its affiliates bid on the Property. In February 2009, the General Partner engaged Walchle Lear Multifamily Advisors, a regional real estate brokerage firm more familiar with the local market, unaffiliated with the General Partner but with whom the General Partner and its affiliates transact business from time to time, to assist them further in the marketing and sale process. The General Partner evaluated the prospective purchasers and the letters of intent in terms of aggregate consideration offered, feasibility of the transactions proposed, credibility of the prospective purchasers, and ability of the prospective purchasers to consummate a sale transaction. Prospective purchasers deemed qualified after this review were distributed a form real estate purchase contract, and invited to give their best and final offer for the Property. After evaluating the revised offers, the General Partner selected the best offer for the Property based on the criteria of aggregate consideration offered, feasibility of the transaction proposed, credibility of the prospective purchaser, and ability of the prospective purchaser to consummate the sale transaction. Between October 27, 2008 and March 30, 2009, the General Partner negotiated a purchase contract for the Property with the Purchaser. Although an initial agreement was executed between the parties in November 2008, such contract was promptly terminated due to an unwillingness of the financial backers of the Purchaser to make such an investment at that time. Following continued negotiations, the parties executed a definitive purchase agreement for the Property on April 21, 2009.
ESTIMATED DISTRIBUTION OF SALE PROCEEDS
            This table summarizes our current estimate of Sale proceeds to be distributed to Series C Limited Partners, assuming the Sale is completed on February 28, 2009. These estimates are based on information currently available to the General Partner. Actual results may vary from these estimates.

Gross purchase price	$6,600,000
Plus: Cash and cash equivalents relating to the Series C interests	79,749
Plus: Other partnership assets relating to the Series C interests	128,893
Less: Mortgage debt, including accrued interest	(3,167,202)
Less: Debt prepayment penalty	(75,177)
Less: Loans from General Partner, including accrued interest relating to the Series C interests	(1,148,732)
Less: Accounts payable, accrued expenses and other liabilities relating to the Series C interests	(273,083) *
Less: Estimated closing costs, including transfer taxes	(178,200)
Less: Reserve for contingencies	(132,000)

TOTAL	$1,834,250

Net proceeds distributable to all Series C Partners	$1,834,250
Percentage of proceeds allocable to Series C Limited Partners	100%

Net proceeds distributable to Series C Limited Partners	$1,834,250
Total number of Units	199,041

Distributable net proceeds per Unit	$9.22

*	$74,625 of this amount is payable to the General Partner and/or its affiliates.
            Estimated Tax Consequences of The Property Sale. The Partnership will recognize both gain and loss on the Sale, which will be allocated to the Series C Partners. This table summarizes our estimate of the allocation to Series C Limited Partners of taxable loss and gain on the Sale, assuming the Sale is completed on February 28, 2009. These estimates are based on information currently available to the General Partner. Actual results may vary from these estimates. Each Series C Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES — Tax Consequences if the Property is Sold.”

Net loss per Unit recognized on sale	$6
Section 1231 loss per Unit	$7
Ordinary income per Unit	$1
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
            The following summary of the United States federal income tax consequences of the Sale and distribution is based upon current United States federal tax law, which is subject to change, possibly with retroactive effect. This summary is only for general information and does not address all aspects of United States federal income taxation that may be relevant in the particular circumstances of each Series C Limited Partner or to Series C Limited Partners subject to special treatment (including, but not limited to, corporations, foreign persons, limited partners subject to the alternative minimum tax, and tax exempt organizations) under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary does not address any state, local, or other tax consequences. However, a Series C Partner may be subject to income taxation by state, local, or other taxing authorities where the Property is located or where the Series C Partner resides. In addition, the Partnership could be required to withhold state or other income taxes on allocations or distributions to the Series C Partners. We urge Series C Partners to consult their tax advisors as to the specific tax consequences of the Sale and the Partnership’s distribution of Sale proceeds to them.
            Each series of interests in the Partnership, including Series C, is classified as a separate partnership for United States federal income tax purposes.
            Tax Consequences if the Property is Sold. If the Property is sold, the Partnership will recognize a loss with respect to the Series C Units on the Sale, which will be allocated to the Series C Partners. The amount of loss on the Sale will be equal to the excess of: (i) the Partnership’s adjusted basis in the Property over (ii) the sum of the cash and other property received in exchange for the Property, plus the amount of liabilities assumed by the Purchaser (or to which the Property is subject when acquired by the Purchaser). This loss will be allocated to the Series C Partners, including Series C Limited Partners, in accordance with the Partnership Agreement. We currently estimate you will incur a “1231 loss” on the Sale of $7.00 per Unit. We also estimate that you will incur ordinary income of $1.00 per Unit. This estimate is based on information currently available to the General Partner. Actual results may vary from this estimate.
            We expect that the loss recognized by the Partnership with respect to the Series C Units because of the Sale will be allocated to the Series C Partners, including the Series C Limited Partners, and will be a

“1231 loss.” A 1231 loss is generally deductible as an ordinary loss, rather than as a capital loss, although in some cases where the taxpayer has 1231 gains as well as 1231 losses the general rule may be inapplicable. Thus, if a Series C Partner has 1231 gains from sources other than the Partnership, the general rule may not apply. 1231 gains or losses generally include gains and losses on: (i) sales and exchanges of property used in a trade or business; and (ii) involuntary conversions of either property used in a trade or business or of capital assets (other than capital assets held for personal use).
            A Series C Partner also will recognize gain or loss on the distribution of Sale proceeds to the extent of the difference between: (i) the sum of the amount of cash and other property distributed to the Series C Partner (including the deemed distribution of the amount of Partnership debt previously allocated to the Partner), and (ii) the Series C Partner’s adjusted basis in his or her Series C interests, after adjustment for the allocation of any gain or loss, including loss from sale of the Property. Generally, any gain or loss recognized by a Series C Partner on the distribution will be capital gain or loss, and, to the extent of long-term capital gain of a Series C Partner that is an individual, trust, or estate generally will be eligible for the 15% maximum long-term capital gain rate.
            Sale proceeds available for distribution to the Series C Partners, including the Series C Limited Partners, may be less than the gain, if any, recognized as a result of the Sale and the distribution of Sale proceeds (including the deemed distribution to you of the amount of Partnership debt previously allocated to you), and any resulting tax liability. Accordingly, Series C Partners may be required to use funds from sources other than Partnership distributions to pay such tax liabilities.
            Tax Consequences if the Property is Not Sold. Continued operation of the Property may generate income that will be taxable to the Series C Partners. However, there may not be any cash available for distribution to the Series C Partners if all or substantially all of the Property’s cash flow will be used to service the Partnership’s liabilities relating to the Series C interests. The Partnership also will continue to incur the administrative costs of operations relating to the Series C interests, including the cost of preparing and filing a separate partnership tax return relating to the Series C interests. If a Series C Partner has suspended tax losses, tax credits, or other items of tax benefit, these items may reduce any tax liability that arises with respect to any net income taxable to the Series C Partner because of the continued operation of the Property by the Partnership. The determination of whether a Series C Partner is entitled to use suspended tax losses, tax credits, or other items of tax benefit, will depend upon each Series C Partner’s individual circumstances.
            WE URGE EACH SERIES C LIMITED PARTNER TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SALE AND THE DISTRIBUTION, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
            IRS CIRCULAR 230 NOTICE. To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code. The advice contained in this communication was written to support the promotion or marketing of the transaction or matter addressed by the advice. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
THE PROPERTY
            General. The Property is a 200-unit rental apartment complex located in Indian Harbor, Florida. The Property was acquired by the Partnership in 2003 (see discussion below) and the Property was constructed in 1964. The Property is encumbered by a first mortgage loan with an aggregate unpaid balance of $3,167,202 as of February 28, 2009. The Partnership has other indebtedness of $1,421,815 relating to the Units as of February 28, 2009, including $1,223,357 of indebtedness to the General Partner and its affiliates.
          Capital Replacements. The Partnership has an ongoing program of capital improvements,

replacements, and renovations, including roof replacements, kitchen and bath renovations, balcony repairs (where applicable), replacement of various building systems and other replacements and renovations in the ordinary course of business. All capital improvements are intended to be paid from the Property’s operating cash flows, cash reserves, or from short-term or long-term borrowings.
            Average Rental Rates and Occupancy. The following shows the average annual rental rates per unit and occupancy percentages for the Property during the periods indicated.

	Average Rental Rate				Average Occupancy
2009*	2008	2007	2006	2009*	2008	2007	2006
$7,781	$8,168	$8,905	$8,844	89%	88%	83%	91%

*	Through February 28, 2009
THE PARTNERSHIP
            General Information. The Partnership is a Delaware limited partnership organized on March 19, 2008, following a redomestication of the Partnership in Delaware. The Partnership initially was a California limited partnership, organized on April 28, 1981. Its primary business initially was to lend funds in return for notes received by the Partnership from borrowers secured by deeds of trust on real properties. As a result of the inability of borrowers to meet their debt obligations, the Partnership acquired investment properties, including the Property, through deeds in lieu of foreclosure during 2002 and 2003. The Partnership serialized its interests through an amendment to the Partnership Agreement dated April 30, 2008, which created the Series C interests that relate specifically to the Property.
            The Partnership’s principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, telephone (864) 239-1000.
            Series C Limited Partners. As of the Record Date, there were 199,041.20 Series C Units issued and outstanding owned by 7,078 Series C Limited Partners of record.
            Set forth below are all persons and entities known by the Partnership to be the beneficial owner of more than 5% of any class of limited partnership interest in the Partnership as of the Record Date.
            Series A Units —Limited Partners

	Approximate	Approximate
Entity Name and Address	Number of Units	Percent of Class
AIMCO Properties, L.P.[1]	61,877.55	31.08%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

AIMCO-GP, Inc.[3]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

Apartment Investment and Management Company[3]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

	Approximate	Approximate
Entity Name and Address	Number of Units	Percent of Class
AIMCO IPLP, L.P. [4]	50,572.4[5]	25.41%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

AIMCO/IPT, Inc.[4]	50,572.4[5]	25.41%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

Cooper River Properties, L.L.C.[6]	11,365.6	5.71%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

Reedy River Properties, L.L.C.[7]	28,832.5	14.49%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

[1]	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns a 1.04% general partnership interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly owned by Apartment Investment and Management Company (“AIMCO”). As of December 31, 2008, AIMCO-LP Trust, a Delaware corporation, owns a 89.69% limited partnership interest in AIMCO Properties, L.P. It is wholly owned by AIMCO.

[2]	AIMCO Properties, L.P., AIMCO-GP, Inc. and AIMCO share voting and dispositive power over 152,648.05 Units, representing approximately 76.69% of the class.

[3]	AIMCO may be deemed the beneficial owner of the Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect majority or whole ownership of those Series A Limited Partners. AIMCO-GP, Inc. holds its Units, directly or indirectly, as nominee for AIMCO Properties, L.P., which is the beneficial owner of all Units held by AIMCO-GP, Inc.

[4]	AIMCO/IPT, Inc. holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner, and it is wholly owned by AIMCO. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP as the limited partner.

[5]	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 50,572.4 Series A Units, representing approximately 25.41% of the class.

[6]	AIMCO IPLP, L.P. owns 100% of Cooper River Properties, L.L.C.

[7]	AIMCO IPLP, L.P. owns 100% of Reedy River Properties, L.L.C.
            Series B and Series C Units —Limited Partners

	Approximate	Approximate
Entity Name and Address	Number of Units	Unit of Class
AIMCO/Bethesda Holdings, Inc. [1,4]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

	Approximate	Approximate
Entity Name and Address	Number of Units	Unit of Class
AIMCO Properties, L.P.[3,4]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

AIMCO-GP, Inc. [3,4]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

Apartment Investment and Management Company[4]	152,648.05[2]	76.69%
4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237

[1]	AIMCO Properties, L.P. is the controlling shareholder of AIMCO/Bethesda Holdings, Inc.

[2]	AIMCO/Bethesda Holdings, Inc., AIMCO Properties, L.P., AIMCO-GP, Inc. and AIMCO share voting and dispositive power over 152,648.05 Units, representing approximately 76.69% of the class.

[3]	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns a 1.04% general partnership interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly owned by AIMCO. As of December 31, 2008, AIMCO-LP Trust, a Delaware corporation, owns a 89.69% limited partnership interest in AIMCO Properties, L.P. It is wholly owned by AIMCO.

[4]	AIMCO may be deemed the beneficial owner of the Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect majority or whole ownership of those Series B and C Limited Partners. AIMCO-GP, Inc. holds its Units, directly or indirectly, as nominee for AIMCO Properties, L.P., which is the beneficial owner of all Units held by AIMCO-GP, Inc.
          None of our directors or officers own any Units.
          Trading Market. There is not any established trading market for the Units.
          Investment Portfolio. The following shows the location of, the number of apartment units in, the date of acquisition, the nature of the Partnership’s ownership interest in and the use of the Partnership’s properties.
          Series A Units:

		Date of	Type of
Property	Units	Acquisition	Ownership	Use
The Sterling Apartment Homes Philadelphia, Pennsylvania	536	12/01/95	Fee simple subject to first mortgage	Apartment

The Sterling Commerce Center Philadelphia, Pennsylvania	N/A	12/01/95	Fee simple subject to first mortgage	Commercial space

Plantation Gardens Apartments Plantation, Florida	372	11/10/03	Fee simple subject to first mortgage	Apartment

		Date of	Type of
Property	Units	Acquisition	Ownership	Use
Regency Oaks Apartments Fern Park, Florida	343	11/10/03	Fee simple subject to first mortgage	Apartment
            Series B Units:

		Date of	Type of
Property	Units	Acquisition	Ownership	Use
The Knolls Apartments Colorado Springs, Colorado	262	8/09/02	Fee simple subject to first mortgage	Apartment
            Series C Units:

		Date of	Type of
Property	Units	Acquisition	Ownership	Use
The Dunes Apartments Indian Harbor, Florida	200	11/10/03	Fee simple subject to first mortgage	Apartment
            Financial Information. Certain Partnership financial information is incorporated by reference to the audited financial statements for the Partnership’s 2008 and 2007 fiscal years set forth in Part II, Item 7 of the Partnership’s Annual Report on Form 10KSB for the fiscal year ended December 31, 2008 (the “2008 10-K”) filed with the United States Securities and Exchange Commission (the “SEC”) on March 31, 2009. See “WHERE YOU CAN FIND MORE INFORMATION.”
            Past Contacts, Relationship and Negotiations. The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.
            Affiliates of the General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership was charged by affiliates approximately $1,331,000 and $1,296,000 for the years ended December 31, 2008 and 2007, respectively.
            Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $866,000 and $979,000 for the years ended December 31, 2008 and 2007, respectively. A portion of these reimbursements are for construction management services provided by an affiliate of the General Partner of approximately $350,000 and $470,000, respectively. At December 31, 2008, approximately $100,000 of these expenses are outstanding. There were no such expenses outstanding at December 31, 2007.
            In accordance with the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the General Partner (“AIMCO Properties”), advanced the Partnership funds to cover expenses at the Partnership’s properties and redevelopment costs at The Sterling Apartment Homes and The Knolls Apartments prior to 2007. During the year ended December 31, 2008, AIMCO Properties, advanced the Partnership approximately $500,000 to fund operations at The Knolls Apartments, Plantation Gardens Apartments and The Dunes Apartment Homes. During the year ended December 31, 2007, AIMCO Properties advanced the Partnership approximately $93,000 for expenses at Palm Lake Apartments and to fund costs related to the refinancing of the mortgage encumbering Regency Oaks Apartments. Interest was charged at the prime rate plus 2% (5.25% at December 31, 2008) and interest expense was approximately $2,000 and $730,000 for the years ended December 31, 2008 and 2007, respectively. During the years ended December 31, 2008 and 2007, the Partnership made payments on the outstanding loans and accrued interest of approximately $376,000 and $10,343,000, respectively, from operations and proceeds from the refinancing of the mortgages encumbering Plantation Gardens Apartments and Regency Oaks Apartments. At December 31, 2008, the amount of the outstanding advances and accrued interest was approximately $126,000. Subsequent to December 31, 2008, the Partnership received approximately $1,721,000 of advances to fund operations at The Sterling Apartment Homes and The Knolls Apartments and capital expenditures at The Dunes Apartments. Also subsequent to December 31, 2008, the Partnership made a payment of approximately $375,000 on the outstanding loans and accrued interest. At December 31, 2007, there were no outstanding advances or accrued interest payable to AIMCO Properties. The Partnership may receive additional advances of funds from AIMCO Properties, although AIMCO Properties is not obligated to provide such advances. For more information on AIMCO Properties, including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.
            The Partnership insures its properties up to certain limits through coverage provided by Apartment Investment and Management Company (“AIMCO”) which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the years ended December 31, 2008 and 2007, the Partnership was charged by AIMCO and its affiliates approximately $577,000 and $579,000, respectively, for insurance coverage and fees associated with policy claims administration.
THE PURCHASER
            General. The Purchaser is a Florida limited liability company. Its primary business is real estate investments. The Purchaser is not affiliated with the General Partner or the Partnership. The Purchaser informs us that its principal executive offices are located at 3850 Bird Road, 8th Floor, Coral Gables, Florida 33146, c/o CFH Group LLC, telephone: (305) 779-8047.
            Past Contacts, Relationship and Negotiations. The General Partner or its affiliates have not conducted business with the Purchaser or its affiliates.
THE SALE
Summary of Purchase Agreement. On the Effective Date, the Partnership and the Purchaser entered into the Purchase Agreement, pursuant to which the Partnership agreed to sell the Property to the Purchaser.
            Purchase Price and Deposit. The Purchase Price is $6,600,000, to be paid by the Purchaser as follows:
•	Within two days following the Effective Date, the Purchaser shall deliver an initial deposit (the “Initial Deposit”) of $100,000 to First American Title Insurance Company of New York (the “Escrow Agent”).

•	On or before the day that is one business day after the Feasibility Period (as defined below) expires, the Purchaser must deliver an additional deposit (the “Additional Deposit,” and together with the Initial Deposit, the “Deposit”) of $100,000 to the Escrow Agent.

•	The balance of the Purchase Price must be paid to and received by the Escrow Agent on the day of closing.
            Escrow. The Escrow Agent will hold the Deposit and deliver it to the party entitled to it under the Purchase Agreement. The Escrow Agent will hold the Deposit until the earlier of (i) closing, at which time the Deposit will be applied against the Purchase Price, or (ii) the date on which the Escrow Agent is otherwise authorized to disburse the Deposit. If prior to closing either party makes a written demand on the Escrow Agent to pay the Deposit, the Escrow Agent must give written notice to the other party of the demand. If the Escrow Agent does not receive a written objection to the proposed payment from the other party within five business days after notice (or two business days if the demand is made by the Purchaser under the Feasibility provision summarized below), the Escrow Agent will make payment as demanded. If the Escrow Agent receives a written objection within this period, the Escrow Agent will continue to hold the Deposit until otherwise directed by written instructions from the parties or a final judgment or arbitrator’s decision. The Escrow Agent has the right to interplead the Deposit and any interest with a court of competent jurisdiction in the State of Florida at any time.
            Feasibility Period. From the Effective Date through the date that is 10 business days after the Effective Date (the “Feasibility Period”), the Purchaser and its consultants may enter the Property to conduct customary tests of the Property (collectively, the “Inspections”). The Purchaser can terminate the Purchase Agreement during the Feasibility Period. If the Purchaser exercises this termination right, the Purchase Agreement terminates and the Escrow Agent will return the Initial Deposit to the Purchaser. If the Purchaser does not terminate during the Feasibility Period, the Purchase Agreement will remain in full force and effect, the Deposit will be non-refundable, and the Purchaser’s obligation to purchase the Property will be unconditional except only for satisfaction of the Purchaser’s closing conditions.
            Conduct of Investigation. The Purchaser cannot permit any mechanics’ or materialmen’s liens or any other liens to attach to the Property in connection with any Inspections. The Purchaser cannot perform any invasive tests on the Property without the Partnership’s prior written consent. Further, the Partnership has the right to disapprove any test that in the Partnership’s reasonable judgment could result in injury to the Property, breach of any contract, expose the Partnership to any losses or violation of applicable law, or otherwise adversely affect the Property. The Purchaser must restore the Property to the same condition existing immediately prior to the Purchaser’s Inspection.
            The Purchaser Indemnification. The Purchaser agreed to indemnify the Partnership and its affiliates against damages related to the Purchaser’s or its consultant’s entry onto the Property and any Inspections.
            Property Contracts. The Partnership must deliver a list of all current property contracts to the Purchaser. On or before the expiration of the Feasibility Period, the Purchaser may deliver written notice to the Partnership specifying any property contracts which the Purchaser wants to terminate at closing (the “Terminated Contracts”). If any Terminated Contract requires payment of a penalty or premium for cancellation, the Purchaser is responsible for the payment. If any property contract to be assigned to the Purchaser requires vendor consent, the Purchaser may attempt to obtain that consent before closing.
            Day of Closing. Closing is scheduled to occur on June 4, 2009, although the Partnership may at its option extend the Closing Date to the last business day of the month in which the Closing Date otherwise would occur. If required in order to obtain any necessary consents or approvals in connection with filing the information statement with the SEC, then the Partnership may extend the Closing Date up to three times, for periods of 30 days each. If the Partnership exercises all of its extension options and, at the end of the 90-day extension, the Partnership has not been able to satisfy the closing condition with respect to the information statement, then the Purchaser shall be entitled to terminate the Purchase Agreement and recover the Deposit and the Partnership shall reimburse the Purchaser for Purchaser’s direct and actual out-of-pocket expenses and costs in connection with the transaction, not to exceed $100,000 in the aggregate.
            Closing Costs. The Purchaser must pay the costs of title insurance premiums and one-half of the customary closing costs of the Escrow Agent. The Partnership must pay the costs of recording the release of liens and any transfer, sales, use, gross receipts or similar taxes, and one-half of the customary closing costs of the Escrow Agent.
            Prorations. The parties agreed to customary prorations as of the day of closing.
            Post Closing Adjustments. The Purchaser or the Partnership may request that the Purchaser and the Partnership undertake to re-adjust any item on the proration schedule with the exception of real estate taxes. However, neither party has any obligation to re-adjust any items (a) after the expiration of 75 days after closing, or (b) if such items do not exceed $5,000 in magnitude (either individually or in the aggregate).

            The Partnership’s Representations. The Partnership made customary representations and warranties which survive closing for six months. The Partnership’s maximum liability to the Purchaser for any misrepresentation or breach of warranty is $250,000 in any individual instance or in the aggregate. In addition, the Purchaser cannot bring any claim against the Purchaser for a misrepresentation or breach of warranty unless the claim for damages (either in the aggregate or as to any individual claim) exceeds $5,000.
            The Purchaser’s Representations. The Purchaser made customary representations and warranties.
            Leases and Property Contracts. From the Effective Date to closing, the Partnership may enter into or modify property contracts or leases in the ordinary course of business without the Purchaser’s written consent. However, new or renewed leases must be terminable upon no more than 30 days notice without payment of a termination fee and must not have a term in excess of one year, without the Purchaser’s prior written consent. The Partnership will deliver each of the vacant tenant units (that have been vacant for at least five days prior to closing) in the physical condition that the Partnership would prepare tenant units in anticipation of renting those tenant units to prospective tenants (“Rent-Ready Condition”). The Purchase Price will be credited in an amount equal to the product of (i) the number of vacant tenant units (that have been vacant for at least 15 days prior to the day of closing) that are not in Rent-Ready Condition, and (ii) $500.
            General Operation of Property. The Partnership must operate the Property in the ordinary course of business. The Partnership cannot make material alterations to the Property or remove any material fixtures or tangible personal property without the Purchaser’s written consent, except as necessary in the Partnership’s sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in the Partnership’s reasonable discretion materially adversely affects the use, operation or value of the Property.
            Liens. Without the Purchaser’s written consent, the Partnership cannot voluntarily create or cause any lien or encumbrance to attach to the Property other than utility easements and temporary construction easements granted by the Partnership in the ordinary course of business.
            Violations. If a violation is issued by a governmental or quasi-governmental agency or authority against the Property (or the Partnership with respect to the Property) after the expiration of the Feasibility Period (and before closing), then (a) if the amount to cure or correct the violation is less than $100,000, the Partnership must cure the violation prior to closing or give the Purchaser a credit against the Purchase Price in an amount equal to the cost of the cure or (b) if the amount to cure or correct the violation equals or exceeds $100,000 and if the Partnership does not cure the violation prior to closing, then the Purchaser may (i) proceed to closing and receive a credit against the Purchase Price in the amount of $100,000 or (ii) terminate the Purchase Agreement, in which case the Purchaser is entitled to a return of the Deposit.
            The Purchaser’s Closing Conditions. The Purchaser’s obligation to close is subject to the following conditions precedent:
(a)	all of the documents required to be delivered by the Partnership to the Purchaser at closing must have been delivered;

(b)	each of the Partnership’s representations must be true in all material respects as of closing;

(c)	the Partnership must have complied with, fulfilled and performed in all material respects each covenant to be complied with, fulfilled or performed by Partnership under the Purchase Agreement; and

(d)	neither the Partnership nor the General Partner can be a debtor in any bankruptcy proceeding or could have been a debtor in any bankruptcy proceeding in the prior six months.
            If any condition set forth in (a), (c) or (d) above is not met, the Purchaser may: (i) waive any of the conditions and proceed to closing without offset or deduction from the Purchase Price, or (ii) if the failure to meet a condition constitutes a default by the Partnership, exercise remedies provided to it in the Purchase Agreement. If the condition set forth in (b) above is not met, the Partnership will not be in default pursuant to the terms of the Purchase Agreement, and the Purchaser may, as its sole and exclusive remedy, (Y) notify the Partnership of the Purchaser’s election to terminate the Purchase Agreement and receive a return of the Deposit, or (Z) waive the condition and proceed to closing without offset or deduction from the Purchase Price.
            The Partnership’s Closing Conditions. The Partnership’s obligation to close is subject to the following conditions precedent:
(a)	all of the documents and funds required to be delivered by the Purchaser to the Partnership at closing must have been delivered;

(b)	each of the Purchaser’s representations, warranties and covenants must be true in all material respects as of the day of closing;

(c)	the Purchaser must have complied with, fulfilled and performed in all material respects each covenant to be complied with, fulfilled or performed by the Purchaser under the Purchase Agreement;

(d)	the Partnership must have (i) filed an information statement with the SEC and received no comments from the SEC within 10 business days after filing the information statement, or, if the Partnership received comments from the SEC, the Partnership has addressed such comments to the satisfaction of the SEC and received confirmation from the SEC that it has no further comments to the information statement, and (ii) thereafter the information statement must have been delivered to each of the limited partners of the Partnership and a period of not less than 20 days must have expired; and

(e)	there must not be pending or, to the knowledge of the Purchaser or the Partnership, any litigation or threatened litigation which, if determined adversely, would prohibit the consummation of any of the transactions contemplated by the Purchase Agreement or declare any of the Purchaser’s obligations illegal, invalid or nonbinding.
            If any of these conditions are not met (with the exception of (d), the Partnership may (i) waive the conditions and close, or (ii) terminate the Purchase Agreement, and, if the failure to meet a condition constitutes a Purchaser default, exercise any of its remedies under the Purchase Agreement. If the condition set forth in (d) is not met as of the Closing Date, then the Partnership shall have the right to terminate the Purchase Agreement.
            Brokerage. If the Sale closes, the Partnership will pay the Broker a commission according to the terms of a separate contract.
            The Purchaser Default. If the Purchaser defaults in its obligations under the Purchase Agreement to:
(a)	deliver the Initial Deposit or Additional Deposit (or any other deposit or payment required of the Purchaser under the Purchase Agreement);

(b)	timely deliver the Purchaser’s closing deliveries;

(c)	timely deliver the Purchase Price and timely close; or

(d)	comply with any of its other material obligations under the Purchase Agreement for more than ten days after written notice of default from the Partnership, then the Purchaser will forfeit the Deposit and neither party will be obligated to close.
            Partnership Default. If the Partnership defaults and, other than with respect to the Partnership’s obligation to sell the Property, such default continues for more than ten days after written notice of default from the Purchaser, then:
(a)	the Purchase Agreement will terminate, and all payments and things of value, including the Deposit, provided by the Purchaser will be returned to the Purchaser and the Partnership will pay to the Purchaser, as its sole recoverable damages, its direct and actual out-of-pocket expenses and costs incurred in connection with the Sale, up to $100,000; or

(b)	the Purchaser may seek specific performance but not damages.
The Purchaser may seek specific performance only if, as a condition precedent to initiating litigation for specific performance, the Purchaser (i) delivers the total Purchase Price and all the Purchaser closing documents to the Escrow Agent; (ii) is not otherwise in default under the Purchase Agreement; and (iii) files suit on or before the 90th day after the closing date.
            Major Damage. If the Property is damaged or destroyed prior to closing, and the cost of repair is more than $350,000, then the Partnership is not obligated to repair the damage or destruction and must notify the Purchaser in writing of such damage or destruction (the “Damage Notice”). Within fifteen days after the Purchaser’s receipt of the Damage Notice, the Purchaser may terminate the Purchase Agreement and recover the Deposit. If the Purchaser does not terminate, the Sale will be closed for either (i) the full Purchase Price and the Purchaser will receive all insurance proceeds (plus a credit against the Purchase Price in the amount of any deductible payable by the Partnership) at closing, (ii) the full Purchase Price, less a credit to the Purchaser in the amount necessary to complete the repairs.
            Minor Damage. If the Property is damaged or destroyed prior to the closing, and the cost of repair is equal to or less than $350,000, the Sale will be closed in accordance with the Purchase Agreement. The Partnership has the option to make repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before the closing. If the Partnership is unable or elects not to effect repairs, the Purchaser will receive all insurance proceeds (plus a credit against the Purchase Price in the amount of any deductible payable by the Partnership) at closing, or a credit on the Purchase Price in the amount necessary to complete the repairs.
            Repairs. If the Partnership begins any repair, replacement or restoration of the Property prior to closing, then the Partnership is entitled to receive and apply available insurance proceeds to any portion of the repair, replacement or restoration completed prior to closing. The Purchaser is responsible for completion of the repairs, replacements and restorations after closing with the balance of any available insurance proceeds.
            Eminent Domain. If any material part of the Property is, or is about to be acquired, by any governmental agency by exercise of the powers of eminent domain, the Partnership will notify the Purchaser and the Purchaser may terminate the Purchase Agreement and recover the Deposit within fifteen days thereafter. If the Purchaser does not terminate, the Sale will be closed and the Purchaser will receive the full benefit of any condemnation award.

INTEREST OF CERTAIN PERSONS IN THE SALE
            The General Partner has conflicts of interest with respect to the Sale. A general partner generally is liable for all recourse debts and other liabilities of a partnership when the partnership’s assets are insufficient. A sale of the Property reduces the General Partner’s liability for existing and future Partnership debt and liabilities with respect to the Series C interests. Additionally, a portion of the Sale proceeds, after payment of certain transaction costs, will be used to repay Partnership indebtedness owed to the General Partner and its affiliates relating to the Units, including unpaid fees and reimbursements and advances from the General Partner, and accrued interest thereon. See “RISK FACTORS — Conflicts of Interest of General Partner.”
NO CONSENTS SOLICITED
            Pursuant to the Partnership Agreement, the prior consent of Series C Limited Partners owning the majority of the Units is required to approve the Sale. The General Partner and its affiliates, which own approximately 76.69% of the Units, will consent to the Sale on the terms described in this Information Statement. Accordingly, approval of the proposed Sale on the terms described in this Information Statement by Series C Limited Partners is assured. The consent of the limited partners to the Sale will have an effective date of May 24, 2009, which is twenty days after the mailing of this information statement.
            No Appraisal Rights. Series C Limited Partners of the Partnership are not entitled to dissenters’ appraisal rights under applicable law or the Partnership’s partnership agreement in connection with the Sale.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
            Only one Information Statement is being delivered to multiple limited partners sharing an address unless the Partnership has received contrary instructions from one or more of the Series C Limited Partners.
            The Partnership will undertake to deliver promptly upon written or oral request a separate copy of this Information Statement, including copies of all documents incorporated by reference herein, to a Limited Partner at a shared address to which the Partnership delivered a single copy of the Information Statement. If a Limited Partner wishes to notify the Partnership that he or she wishes to receive a separate copy of this Information Statement, the Limited Partner may contact the Partnership c/o The Altman Group, 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071; telephone: (800) 217-9608; facsimile: (201) 460-0050.
            A Limited Partner may also use the above telephone number, facsimile number or mailing address to notify the Partnership that limited partners sharing an address request delivery of a single copy of this Information Statement if they are receiving multiple copies of Information Statement.
WHERE YOU CAN FIND MORE INFORMATION
            Certain financial information relating to the Partnership is hereby incorporated by reference to the Partnership’s audited financial statements for its 2008 and 2007 fiscal years set forth in Part II, Item 7 of the Partnership’s 2008 10-K, the Partnership’s unaudited financial statements for the period ended March 31, 2008. Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and Information Statements and other information regarding registrants that file electronically with the SEC.

THE INFORMATION AGENT FOR THIS INFORMATION STATEMENT IS:
THE ALTMAN GROUP, INC.

By Mail:	By Overnight Courier:	By Hand:

1200 Wall Street	1200 Wall Street	1200 Wall Street
3rd Floor	3rd Floor	3rd Floor
Lyndhurst, New Jersey 07071	Lyndhurst, New Jersey 07071	Lyndhurst, New Jersey 07071

By Facsimile:	For Information please call:

(201) 460-0050	TOLL FREE (800) 217-9608